As filed with the Securities and Exchange Commission on March 12, 1997

                                                       Registration No. 33-57119



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                              HRE Properties, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Maryland                       6798                 04-2458042*
(State  or Other Jurisdiction  (Primary         Standard    (I.R.S. Employer
of   Incorporation   or        Industrial Classification  Identification Number)
Organization)                   Code Number)


                               321 Railroad Avenue
                          Greenwich, Connecticut 06830
                                  203-863-8200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------

                               Charles J. Urstadt
                      Chairman and Chief Executive Officer
                              HRE Properties, Inc.
                               321 Railroad Avenue
                          Greenwich, Connecticut 06830
                                  203-863-8200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------

                                 With copies to:

                              Thomas J. Drago, Esq.
                                Coudert Brothers
                           1114 Avenue of the Americas
                             New York, NY 10036-7703

                               ------------------

* I.R.S. Employer Identification Number of HRE Properties, the predecessor to the registrant prior to the Reorganization described in Registration Statement No. 333-19113-01.

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                EXPLANATORY NOTE

         Effective March 12, 1997, HRE Properties, Inc., a Maryland corporation (the "Corporation"), became the successor issuer to the common shares (the "Trust Common Shares") of HRE Properties, a Massachusetts business trust (the "Trust"). On that date, the Trust merged with and into the Corporation (the "Merger"), each issued and outstanding Trust Common Share was converted into one share of common stock of the Corporation, the separate existence of the Trust ceased, and the Corporation became the surviving entity in the Merger, succeeding to all of the rights, powers, and property of the Trust and assuming all of the liabilities, debts and obligations of the Trust.

         Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Act"), the Corporation, as the successor issuer to the Trust, hereby adopts the Trust's Registration Statement on Form S-3 (Commission File No. 33-57119) (the "Trust's Registration Statement") as its own Registration Statement for all purposes of the Act and the Securities Exchange Act of 1934, as amended. All references made in the Trust's Registration Statement to "HRE Properties" or the "Trust" shall be deemed to be references to "HRE Properties, Inc." or the "Corporation", respectively. All references made in the Trust's Registration Statement to "Trustees" shall be deemed to be references to "Directors". All references made in the Trust's Registration Statement to "Common Shares" shall be deemed to be references to shares of Common Stock of the Corporation, par value $.01 per share (the "Corporation Common Stock").

         The  Corporation   hereby  expressly  affirms  the  succession  to  the
Corporation by operation of law pursuant to the Merger of all of the Trust's rights, powers and obligations under the Trust's Registration Statement and all rights to automatically reinvest cash dividends on Trust Common Shares granted under the Trust's Registration Statement prior to the effective time of the Merger are hereby expressly affirmed by the Corporation as representing rights to automatically reinvest cash dividends on Corporation Common Stock on the terms and conditions set forth under the Trust's Registration Statement, as amended hereby.

         This Post-Effective Amendment No. 1 hereby incorporates by reference the Joint Proxy Statement/Prospectus of the Trust and the Corporation contained in Registration Statement No. 333-19113, as amended, which sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the Merger.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on March 12, 1997.

                                                HRE PROPERTIES, INC.

                                                By:  /s/ Charles J. Urstadt
                                                     ---------------------------
                                                     Charles J. Urstadt,
                                                     Chairman of the Board
                                                     and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Charles J. Urstadt                                      March 12, 1997
-------------------------------------
Charles J. Urstadt
Chairman of the Board and
Chief Executive Officer


/s/ James R. Moore                                          March 12, 1997
-------------------------------------
James R. Moore
Executive Vice President - Chief
Financial Officer


/s/ E. Virgil Conway                                         March 12, 1997
-------------------------------------
E. Virgil Conway
Director


/s/ Robert R. Douglass                                       March 12, 1997
-------------------------------------
Robert R. Douglass
Director


/s/ Peter Herrick                                            March 12, 1997
-------------------------------------
Peter Herrick
Director


/s/ George H.C. Lawrence                                     March 12, 1997
-------------------------------------
George H.C. Lawrence
Director


/s/ Paul D. Paganucci                                        March 12, 1997
-------------------------------------
Paul D. Paganucci
Director


/s/ James O. York                                            March 12, 1997
-------------------------------------
James O. York
Director

                                INDEX TO EXHIBITS


Exhibits.


5.1     Form of opinion of Miles & Stockbridge,  a            Filed Herewith
        professional     corporation    (including
        consent).

23.1    Consent of Arthur Andersen LLP.                       Filed Herewith

23.2    Consent   of   Miles  &   Stockbridge,   a            Filed Herewith
        professional   corporation   (included  in
        Exhibit 5.1).